Atrinsic Brings E-Commerce to Social Networks with its Acquisition of Shopit.com

Latest property affirms Atrinsic’s commitment to deliver rich media across social network platforms for buyers and sellers.

NEW YORK (August 5, 2009)- Atrinsic, Inc. (NASDAQ: ATRN) announced today the acquisition of Shopit.com, an e-commerce platform that enables buyers and sellers to complete simple transactions and  tap into the audiences of the largest social networking sites, such as Facebook and MySpace. Buy and sell anywhere you want-Shopit allows you to go to where the conversation happens and opens the door to some of the largest consumer markets.

Earlier versions of this innovative application have already been downloaded nearly 800,000 times, demonstrating the application’s ability to engage audiences in the fastest growing area of the Internet- social media. The base of transactional consumers continues to grow and create more extensive organic audience and advertising inventory that Atrinsic controls.

With the forthcoming new release of the application, ShopIt will make it even easier for sellers to establish unique storefronts for simplified online transactions by providing enhanced tools for storefront management, merchandising, payments and shipping, as well as tools that enable sellers to import existing listings from ecommerce sites such as eBay and Yahoo Stores.  The new application will also be accessible through mobile devices, enabling Sellers to market their products to a broader audience.

“This acquisition fits perfectly with Atrinsic’s continuing transformation into a cross-platform digital content and marketing services network,” said Burton Katz, CEO of Atrinsic. “Our ability to cost-effectively drive a larger audience conducting commerce within the ShopIt social media application, employ a toolbar product providing constant presence on the user’s desktop, and develop a ShopIt mobile application to be introduced during the second half of the year aims to catapult us into both the social and mobile commerce markets with blazing speed.”

ShopIt becomes the latest property to join the Atrinsic Media network, and is part of the Company’s larger effort to develop rich media properties across its extensive distribution platform. ShopIt falls in Atrinsic’s commerce and lifestyle product category; other product categories include digital music, casual games and personal finance. Katz said, “The growing consumer demand for these types of rich applications across the traditional Internet portals, the social web, and mobile media fits our business model exceptionally well and positions us to address and monetize a large and growing market.”

The Company believes the current macro-environment for funding early and mid-stage startups may create additional opportunities for it to buy formidable product, content and media assets at attractive valuations. The transaction has closed effective July 31, 2009, and the Company expects to comment further on this and additional product initiatives in its upcoming investor conference call.

About Atrinsic

Atrinsic, is one of the leading digital advertising and marketing services company in the United States. Atrinsic is organized as a single segment with two principal offerings: (1) Transactional services - offering full service online marketing and distribution services which are targeted and measurable online campaigns and programs for marketing partners, corporate advertisers, or their agencies, generating qualified customer leads, online responses and activities, or increased brand recognition, and (2) Subscription services - offering our portfolio of subscription based content applications direct to users working with wireless carriers and other distributors.

Atrinsic brings together the power of the Internet, the latest in mobile technology, and traditional marketing/advertising methodologies, creating a fully integrated multi platform vehicle for the advanced generation of qualified leads monetized by the sale and distribution of subscription content, brand-based distribution and pay-for-performance advertising. Atrinsic’s content is organized into four strategic content groups - digital music, casual games, interactive contests, and communities/lifestyles. The Atrinsic brands include GatorArcade, a premium online and mobile gaming site, Ringtone.com, a mobile music download service, and iMatchUp, one of the first integrated web-mobile dating services. Feature-rich Network advertising services include a mobile ad network, extensive search capabilities, email marketing, one of the largest and growing publisher networks, and proprietary subscription content. Services are provided on a variety of pricing models including cost per action, fixed fee, or commission based arrangements.

Forward Looking Statements

This press release contains “forward-looking” statements based on management’s current expectations as of the date of this release. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward looking statements include the Company’s belief that the current macro-environment for funding early and mid-stage startups will create additional opportunities for it to buy formidable product, content and media assets at attractive valuations. Because such statements inherently involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward looking statements. Such risks include, among others, risks related to the successful offering of the Company’s products and services, the impacts of competitive products and services, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth and other risks that may impact the Company’s business, some of which are discussed in the Company’s reports filed from time to time with the SEC. All information in this release is as of the date of this release. The Company does not undertake any obligation to update or revise these forward-looking statements to conform to actual results or changes in the Company’s expectations.